UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2007

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number:  000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (e)          On October 11, 2007, Manatron, Inc. (the "Company") and Paul R. Sylvester, the Company's Chief Executive Officer and Co-Chairman of the Board of Directors, entered into an Employment Agreement (the "Employment Agreement"). The Employment Agreement was recommended to the Board of Directors by the Company's Compensation Committee and approved by the Board of Directors. The Employment Agreement amends and restates an employment agreement between the Company and Mr. Sylvester dated October 10, 1996, as amended, and is materially the same as the previous employment agreement except for an addition of a change-in-control payment. Pursuant to the Employment Agreement, Mr. Sylvester will receive a payment in connection with a Change-in-Control (as defined in the Employment Agreement) of the Company, which would be based on the transaction price in connection with a Change in Control.

          The above description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

          Additionally, on October 11, 2007, the Company's Board of Directors granted Mr. Sylvester the option to purchase 50,000 shares of the Company's common stock (the "Option"). The Option has an exercise price of $9.11 per share, which was the closing price of the Company's common stock on October 11, 2007. The right to exercise the Option will vest as follows: 20% of the shares subject to the Option will vest on each anniversary date of the grant date beginning on the first anniversary of the grant date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On October 11, 2007, the Board of Directors of the Company amended Article VIII of the Company's Bylaws to permit the issuance of uncertificated shares of the Company's capital stock. The amendments make the Company eligible to participate in the Direct Registration System by January 1, 2008, as required by NASDAQ's Marketplace Rules.

          The effective date of the above amendments is October 11, 2007. The summary of changes to the Company's Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached to this Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

          On October 15, 2007, the Company issued a press release announcing that the Company's Board of Directors has authorized the repurchase of $1 million of its common stock. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference.

          The information in this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibits:

	3.2	Bylaws.

	10.1	Employment Agreement between Manatron, Inc. and Paul R. Sylvester.

	99.1	Manatron, Inc. Press Release dated October 15, 2007. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2007	MANATRON, INC. (Registrant)

	By:	/s/ Paul R. Sylvester
Paul R. Sylvester Chief Executive Officer and Co- Chairman

EXHIBIT INDEX

Exhibit Number	Document

3.2	Bylaws.

10.1	Employment Agreement between Manatron, Inc. and Paul R. Sylvester.

99.1	Manatron, Inc. Press Release dated October 15, 2007. This Exhibit is furnished to, and not filed with, the Commission.